UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2012

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 328-4770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Home BancShares, Inc. (the “Company”) awarded an aggregate of 104,000 restricted shares of our common stock, including 43,000 shares subject to time vesting (“Restricted Shares”) and 61,000 shares subject to performance based vesting (“Performance Shares”), to our named executive officers and certain other employees pursuant to the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan, which has been previously filed with the Commission. The Restricted Shares will “cliff” vest on the third annual anniversary of the grant date. The Performance Shares will “cliff” vest on the third annual anniversary of the date that the performance goal is met. The performance goal will be met as of the end of the calendar quarter when the Company has averaged $0.625 diluted earnings per share for four consecutive quarters or $2.50 total diluted earnings per share over a period of four consecutive quarters. The Committee will have final approval to determine whether the diluted earnings per share performance goal has been met and will exclude one-time and non-reoccurring gains in calculating the applicable diluted earnings per share. The Company anticipates the pre-tax cost of this award will be approximately $150,000 per quarter.

The following table contains the number of Restricted Shares and Performance Shares awarded to named executive officers:

Name and principal position	Restricted shares awarded	Performance shares awarded	Total shares awarded
C. Randall Sims, Chief Executive Officer	2,000	2,000	4,000
Randy E. Mayor, Chief Financial Officer and Treasurer	2,000	2,000	4,000
Robert F. Birch, Jr., Regional President of Centennial Bank	2,000	2,000	4,000
Tracy M. French, Regional President of Centennial Bank	2,000	2,000	4,000

Except in the event of a change in control of the Company or the employee’s termination by reason of death or disability, the Restricted Shares and the Performance Shares will be subject to forfeiture unless the employee remains employed by the Company through the applicable performance vesting and time vesting periods. In the event of the employee’s termination due to death or disability, all Restricted Shares will become fully vested and all Performance Shares will become fully vested only if the performance goal has been met prior to the date of the employee’s termination due to death or disability. Upon a change in control, the Performance Shares will become fully vested if the performance goal has been met and the market price of the Company’s common stock at the time of the change of control is over $30.00 per share. If, upon a change in control, the market price of the Company’s common stock is $30.00 per share or below and the performance goal has been met, vesting of the Performance Shares will be at the Committee’s discretion. All Restricted Shares will fully vest upon a change in control of the Company.

The purpose of these awards is to further align the interests of our named executives and key employees with the interests of our shareholders, to enhance the ability of the Company to attract and retain the best available talent and to encourage the highest level of performance by, and provide additional incentive to, our executives and key employees.

SIGNATURE:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 2, 2012 (Date)	Home BancShares, Inc. (Registrant) /s/ Randy Mayor Randy Mayor Chief Financial Officer

3